Exhibit 10.14

Supplementary Agreement to Debt Settlement Agreement

Party A (Debtor):	Tai'an Tony Fun Shopping Mall Co., Ltd.
Unified social credit code:	91370902312626213G
Domicile:	Baosheng Plaza, Qili River East, West of Yingsheng Road South Section, South of Taishan Street Middle Section, Tai’an City
Legal representative:
Contact number:

Party B (Creditor):	Tai’an Zhongtai Jinqiao Business Management Co., Ltd.
Unified social credit code:	91370900731704861L
Domicile:
Legal representative:
Contact number:

Party C (third party): Zhiqiang Han
ID card No.:
Contact number:

Whereas:

1.	Party A, Party B and Party C have signed the Borrowing Agreement on December 7, 2017, agreeing that Party A will borrow ¥20,000,000 (in words: RMB Twenty Million Only) from Party B via the account of Party C, the term of borrowing starts from December 2017 till November 2018, the annual interest rate is 9.85%, the interest payment date is the 19th day of each calendar month, and when the last borrowing becomes due, the interest will be paid off along with the principal.

2.	Party A, Party B and Party C have signed the Debt Settlement Agreement (hereinafter referred to as the “Original Agreement”) on December 10, 2018, reaching an agreement on Party B’s consent on Party C’s replacement of Party A to undertake the aforesaid repayment responsibility for the debt owed by Party A to Party B.

On the basis of equality and voluntariness and by consensus, regarding the Original Agreement, Party A, Party B and Party C hereby make the revisions and supplements as follows:

I.	Revise Article I of the Original Agreement into “I. Party A, Party B and Party C unanimously confirm that: on November 19, 2018, Party B had received the interest on borrowing of totally ¥ 1,805,103.60 (in words: RMB One Million Eight Hundred and Five Thousand One Hundred and Three Point Six Only) paid by Party A on time every month; thus far, Party A still has not paid Party B the borrowing principal of ¥20,000,000 (in words: RMB Twenty Million Only) (hereinafter referred to as the “target debt”). On the date of signature hereof, Party A, Party B and Party C unanimously agree that:

1.	Party A will transfer all of the aforesaid target debt to Party C for undertaking the corresponding repayment responsibility, and Party C agree to undertake the repayment responsibility for such target debt and has paid the borrowing principal of ¥20,000,000 (in words: RMB Twenty Million Only) to Party C before May 1, 2019, thus far Party A has completely transferred the debt liability borne for Party B under the aforesaid Borrowing Agreement, and Party A will no longer bear any repayment obligation for Party B;

2.	Party B agrees that Party A transfers the debt owed to Party B under the Original Agreement to Party C as a whole, and hereby unconditionally and irrevocably promises not to claim any right to Party A as of the effective date of this Supplementary Agreement.”

II.	Revise Article II of the Original Agreement into “II. Party C hereby unconditionally and irrevocably promises that: Party C is the natural person of full capacity for civil conduct, Party C knows and recognizes the target debt owed by Party A to Party B under the aforesaid Borrowing Agreement, and voluntarily undertakes, as a whole, the repayment responsibility of Party A under the Borrowing Agreement to become the Debtor of target debt, and will pay Party B ¥20,000,000 (in words: RMB Twenty Million Only) before May 1, 2019, and Party C agrees that the overall undertaking of Party B’s repayment responsibility is gratuitous, namely Party C agrees not to claim compensation for the aforesaid target debt, in whole or in part, from Party A, nor claim any right of the aforesaid target debt to Party A for any reason or excuse. Party C’s signing of this Agreement does not violate any other agreement of the contract in which Party C is a contracting party or any other obligation shall be borne by Party C.”

III.	Revise Article IV of the Original Agreement into “IV. All parties hereto unanimously promise that, all parties know and understand relevant legal provisions of the People's Republic of China, the terms and conditions hereof are the true declaration of intention of all parties and effective, do not have any illegal act or the act violating Articles of Association, nor the circumstances of fraud, coercion, serious misunderstanding, taking advantage of others' precarious position etc., and have legal binding effect on all parties of this Agreement.”

IV.	Newly add one article to the Original Agreement:

“VII. Party A and Party B hereby unconditionally and irrevocably promise that:

1.	The target debt between Party A and Party B is legal and effective, and free of any defects of right and encumbrance (including but not limited to mortgage, pledge, guarantee), any relevant oral or written protocol or agreement between Party A and Party B regarding the target debt before signing this Agreement will be invalid automatically as of the effective date hereof, both parties will voluntarily exercise rights and undertake obligations as agreed herein;

2.	Party A and Party B have obtained all consent, approval and authorization needed for signing and performance of this Agreement, all necessary procedures have been fulfilled legally and are effective, and such consent, approval and authorization will not be changed and revoked.”

V.	This Agreement will become an integral part of the Original Agreement after coming into effect, and have the same legal effect as the Original Agreement. Except for specific adjustment herein, the rest part of Original Agreement shall remain effective completely. In case of any conflicts between this Agreement and Original Agreement, this Agreement shall prevail.

VI.	This Agreement is made in triplicate and all of them shall have the same legal effect; each party hereto holds one copy respectively.

Party A (Seal):	Tai'an Tony Fun Shopping Mall Co., Ltd.	Party B (Seal):	Tai’an Zhongtai Jinqiao Business Management Co., Ltd.

Authorized representative (Signature):	Zhiqiang Han	Authorized representative (Signature):	Zhiwei Han

Party C (Signature): Zhiqiang Han

                                   Jing Ma

Date of signature: December 26, 2018

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